Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Vitru Limited of our report dated March 29, 2021 relating to the financial statements, which appears in Vitru Limited’s Annual Report on Form 20-F for the year ended December 31, 2020.

Florianópolis, September 15, 2021

/s/ PricewaterhouseCoopers

Auditores Independentes